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                                                                  EXHIBIT 3.05.1


                         CERTIFICATE OF INCORPORATION


                                      OF


                               REALSELECT, INC.


          THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST:  The name of the Corporation is RealSelect, Inc. (hereinafter
          -----
called the "Corporation").

          SECOND:  The registered office of the Corporation is to be located at
          ------
15 East North Street, in the city of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is United Corporate Services, Inc.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The aggregate number of shares of all classes of stock which
          ------
the Corporation is authorized to issue is One Thousand (1,000) shares, designated Common Stock, of the par value of $0.001 per share.

          FIFTH:  The name and mailing address of the incorporator is:
          -----

     NAME                                ADDRESS
     ----                                -------
     George S. Vanarthos                 c/o Battle Fowler LLP
                                         75 East 55/th/ Street
                                         New York, New York 10022

          SIXTH: The election of directors need not be by written ballot unless the Bylaws so provide.

          SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.
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          EIGHTH:  No director of the Corporation shall be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          TENTH: Approval by 6/7 of the Board of Directors of the Corporation shall be required on the following actions:

i. Mergers, consolidations, reorganizations, recapitalizations, or sale of all or substantially all of the assets of the Corporation, or any similar transactions; and

ii.  Any change in the business purpose of the Corporation.

          ELEVENTH: Approval by 662/3% of the stockholders of the Corporation shall be required on the following actions:

          Mergers, consolidations, reorganizations, recapitalizations, or sales of all or substantially all of the assets of the Corporation, or any similar transactions.

          IN WITNESS WHEREOF, I have hereunto set my hand the 25/th/ day of October, 1996.

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                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                               REALSELECT, INC.

                      ----------------------------------
                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware
                      ----------------------------------

          RealSelect, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     FIRST:  Article THIRD of the Corporation's Certificate of Incorporation is
     -----
hereby amended to read in its entirety as set forth below:

          THIRD: The sole purpose of the Corporation is to engage in the operation of the REALTOR.COM domain site and real property advertising programming for electronic display, and related businesses.

     SECOND:  Article TENTH of the Corporation's Certificate of Incorporation is
     ------
hereby amended to read in its entirety as set forth below:

          TENTH: Approval by 6/7 of the board of Directors of the Corporation shall be required on the following actions:

                    (i) mergers, consolidations, reorganizations, or sales, leases or exchanges of all or substantially all of the asset of the Corporation; and

                    (ii) any change in the business purpose of the Corporation.

     THIRD:  Article ELEVENTH of the Corporation's Certificate of Incorporation
     -----
is hereby amended to read in its entirety as set forth below:

          ELEVENTH:  The affirmative vote of (i) Realtors(R) Information
          --------
          Network, Inc., an Illinois corporation, ("RIN") and (ii) not less than a majority of the outstanding shares (not including the shares held by RIN) entitled to vote on the subject matter, present in person or represented by proxy at a meeting at which a quorum is present, shall be required to approve any of the following actions: mergers or sales, leases or exchanges of all or substantially all of the assets of the Corporation, or the issuance by the Corporation of a number of shares

                                      -3-
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          representing ten percent (10%) or more of the issued and outstanding shares of capital stock of the Corporation as of November 26, 1996, or any amendment of Article TENTH, this Article ELEVENTH or article TWELFTH of this Certificate of Incorporation; provided, however, that
                                                        --------  -------
          this Article ELEVENTH shall not be applicable to the extent that the right of the National Association of REALTORS, an Illinois not-for-profit organization, to designate nominees to the Board of Directors of the Corporation ceases or is suspended pursuant to that certain RealSelect, Inc. Stockholders Agreement, dated as of November 26, 1996, by and among RIN, NetSelect, L.L.C., a Delaware limited liability company, and the Corporation.

     FOURTH:  Article TWELFTH shall be added to the Corporation's Certificate of
     ------
Incorporation to read in its entirety as follows:

          TWELFTH: No action to be taken by the stockholders may be taken without a meeting unless it is approved by the written consent of all of the stockholders entitled to vote thereon.

     FIFTH:  The foregoing amendments were duly adopted in accordance with
     -----
Section 242 of the General Corporation Law of the State of Delaware.

                                      -4-
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          IN WITNESS WHEREOF, RealSelect, Inc. has caused this Certificate to be duly executed in its corporate name this 25/th/ day of November, 1996.

                                    REALSELECT, INC.


                                    __________________________________
                                    Name:  Stuart Wolff
                                    Title: Chief Executive Officer

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